As filed with the Securities and Exchange Commission on August 27, 2003
Registration No. 333-103823

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO THE
FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHARTER ONE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6121 (Primary Standard Industrial Classification Code Number)	34-1567092 (I.R.S. Employer Identification No.)
1215 Superior Avenue Cleveland, Ohio 44114 (216) 589-8320	ROBERT J. VANA, ESQ. Charter One Financial, Inc. 1215 Superior Avenue Cleveland, Ohio 44114 (216) 566-5300
(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

COPIES TO:
MICHAEL S. SADOW, P.C. Silver, Freedman & Taff, L.L.P. 1700 Wisconsin Avenue, N.W. Washington, D.C. 20007

Approximate date of commencement of proposed sale of the securities to the public: The merger of Advance Bancorp, Inc. with and into Charter One Financial, Inc. was consummated on June 6, 2003. Charter One Financial, Inc. is hereby amending this registration statement to deregister 810,205 shares of common stock, par value $.01 per share, which were issuable to the shareholders of Advance Bancorp, Inc. in connection with the merger of Advance Bancorp, Inc. with and into Charter One Financial, Inc.

If the securities being registered on this Form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-103823) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

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DEREGISTRATION OF SECURITIES

Charter One Financial, Inc. is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-103823), declared effective on May 27, 2003 (the "Registration Statement"), to deregister an aggregate of 810,205 shares of its common stock, par value $.01 per share, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the shareholders of Advance Bancorp, Inc. in connection with the merger of Advance Bancorp, Inc. with and into Charter One Financial, Inc.

Pursuant to the Registration Statement, 3,200,000 shares of Charter One Financial, Inc. common stock were registered. These shares were registered pursuant to the Registration Statement in order to be issued to the shareholders of Advance Bancorp, Inc. in connection with the merger. Upon the consummation of the merger, Charter One Financial, Inc. issued a total of 2,389,795 of these shares of common stock to the shareholders of Advance Bancorp, Inc. Therefore, Charter One Financial, Inc. hereby deregisters the remaining 810,205 shares of Charter One Financial, Inc. common stock previously registered pursuant to the Registration Statement.

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SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-103823 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 26, 2003.

CHARTER ONE FINANCIAL, INC.
By	/s/ Charles John Koch Charles John Koch Chairman of the Board, President and Chief Executive Officer (Duly Authorized Officer)

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-103823 has been signed by the following persons in the capacities and on the dates indicated.

Signature

/s/ Charles John Koch Charles John Koch Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	Date: August 26, 2003
/s/ Richard W. Neu Richard W. Neu Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	Date: August 26, 2003
/s/ Patrick J. Agnew Patrick J. Agnew Director	Date: August 26, 2003
/s/ Herbert G. Chorbajian Herbert G. Chorbajian Director	Date: August 26, 2003
/s/ Phillip Wm. Fisher Phillip Wm. Fisher Director	Date: August 26, 2003

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/s/ Denise M. Fugo Denise M. Fugo Director	Date: August 26, 2003
/s/ Mark D. Grossi Mark D. Grossi Director and Executive Vice President	Date: August 26, 2003
/s/ Karen R. Hitchock Karen R. Hitchcock Director	Date: August 26, 2003
/s/ John D. Koch John D. Koch Director and Executive Vice President	Date: August 26, 2003
Barbara J. Mahone Director	Date:
/s/ Michael P. Morley Michael P. Morley Director	Date: August 26, 2003
/s/ Ronald F. Poe Ronald F. Poe Director	Date: August 26, 2003
/s/ Victor A. Ptak Victor A. Ptak Director	Date: August 26, 2003
/s/ Melvin J. Rachal Melvin J. Rachal Director	Date: August 26, 2003
/s/ Jerome L. Schostak Jerome L. Schostak Director	Date: August 26, 2003
/s/ Joseph C. Scully Joseph C. Scully Director	Date: August 26, 2003

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/s/ Mark Shaevsky Mark Shaevsky Director	Date: August 26, 2003
/s/ Leonard S. Simon Leonard S. Simon Director	Date: August 26, 2003
/s/ John P. Tierney John P. Tierney Director	Date: August 26, 2003